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Exhibit 99.1
AXT, Inc. First Quarter 2022 Results
April 28, 2022
Page 1 of 7

AXT, Inc. Announces First Quarter 2022 Financial Results

Q1 Revenue Grows 26% from Q1 2021

FREMONT, Calif., April 28, 2022 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter, ended March 31, 2022.

Management Qualitative Comments

“Q1 was another strong quarter for AXT,” said Morris Young, chief executive officer. “As our growth demonstrates, we have reached an inflection point in our business, where our investments in technology, business operations, and customer relationships are contributing to our growth. Market share gains, and expansion into new applications and Tier-one opportunities enabled us to post a 26 percent revenue increase in Q1 from the prior year. We are particularly pleased with the continued strong growth of our indium phosphide products. Total revenue growth is coming from a diverse set of applications and customers across telecom infrastructure, data center, industrial, consumer, healthcare, automotive, and other markets – giving us confidence in the sustainability of our business model throughout 2022 and beyond.”

First Quarter 2022 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the first quarter of 2022 was $39.7 million, compared with $37.7 million for the fourth quarter of 2021 and $31.4 million for the first quarter of 2021. This is an approximately 26 percent increase over the first quarter of 2021 and is our ninth consecutive quarter of revenue growth.

●	GAAP gross margin was 33.6 percent of revenue for the first quarter of 2022, compared with 32.2 percent of revenue for the fourth quarter of 2021 and 36.8 percent for the first quarter of 2021.

●	Non-GAAP gross margin was 33.8 percent of revenue for the first quarter of 2022, compared with 32.4 percent of revenue for the fourth quarter of 2021 and 36.9 percent for the first quarter of 2021.

AXT, Inc. First Quarter 2022 Results
April 28, 2022

●	GAAP operating expenses were $9.6 million for the first quarter of 2022, compared with $9.1 million for the fourth quarter of 2021 and $8.0 million for the first quarter of 2021.

●	Non-GAAP operating expenses were $8.6 million for the first quarter of 2022, compared with $8.1 million for the fourth quarter of 2021 and $7.2 million for the first quarter of 2021.

●	GAAP operating profit for the first quarter of 2022 was $3.7 million, compared with $3.0 million for the fourth quarter of 2021 and $3.6 million for the first quarter of 2021.

●	Non-GAAP operating profit for the first quarter of 2022 was $4.8 million, compared with $4.1 million for the fourth quarter of 2021 and $4.4 million for the first quarter of 2021.

●	Non-operating income and expense, net (including income attributable to noncontrolling interests and redeemable noncontrolling interests) for the first quarter of 2022 was an expense of $0.5 million, compared with an expense of $0.1 million in the fourth quarter of 2021 and an expense of $0.1 million for the first quarter of 2021.

●	GAAP net income, after minority interests, for the first quarter of 2022 was $3.2 million, or $0.07 per share, compared with net income of $3.0 million or $0.07 per share for the fourth quarter of 2021 and net income of $3.4 million or $0.08 per share for the first quarter of 2021.

●	Non-GAAP net income for the first quarter of 2022 was $4.3 million, or $0.10 per share, compared with net income of $4.1 million or $0.09 per share for the fourth quarter of 2021 and net income of $4.2 million or $0.10 per share for the first quarter of 2021.

STAR Market Listing Update

On January 10, 2022 AXT announced that Tongmei, its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange in late December 2021 its application to go public on the STAR Market. The application was accepted for consideration on January 10, 2022. Subsequently Tongmei responded to questions received from the Shanghai Stock Exchange and submitted a revised application, which was accepted for review by the Shanghai Stock Exchange on April 18, 2022. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Tongmei expects to accomplish this goal in the second half of 2022. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

AXT, Inc. First Quarter 2022 Results
April 28, 2022

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 4697118). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 4697118) until May 4, 2022. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation. We believe that non-GAAP measures provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends. These non-GAAP measures have certain limitations and are not meant to be considered in isolation or as a substitute for GAAP financial information. Please note that other companies may calculate non-GAAP financial measures differently.d A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth

AXT, Inc. First Quarter 2022 Results
April 28, 2022

prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2022 Results
April 28, 2022

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021

Revenue	$39,653	$31,350
Cost of revenue	26,345	19,814
Gross profit	13,308	11,536
Operating expenses:
Selling, general and administrative	6,450	5,570
Research and development	3,159	2,405
Total operating expenses	9,609	7,975
Income from operations	3,699	3,561
Interest expense, net	(183)	(50)
Equity in income of unconsolidated joint ventures	1,125	1,111
Other expense, net	(9)	(111)
Income before provision for income taxes	4,632	4,511
Provision for income taxes	660	746
Net income	3,972	3,765
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(807)	(340)
Net income attributable to AXT, Inc.	$3,165	$3,425
Net income attributable to AXT, Inc. per common share:
Basic	$0.07	$0.08
Diluted	$0.07	$0.08
Weighted-average number of common shares outstanding:
Basic	41,871	41,004
Diluted	42,662	42,726

AXT, Inc. First Quarter 2022 Results
April 28, 2022

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$29,494	$36,763
Short-term investments	5,400	5,419
Accounts receivable, net	39,848	34,839
Inventories	68,821	65,912
Prepaid expenses and other current assets	16,501	17,252
Total current assets	160,064	160,185
Long-term investments	9,400	9,576
Property, plant and equipment, net	147,286	142,415
Operating lease right-of-use assets	2,223	2,324
Other assets	19,426	17,941
Total assets	$338,399	$332,441
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,399	$16,649
Accrued liabilities	12,213	17,057
Short-term loan, related party	—	1,887
Bank loan	20,192	12,229
Total current liabilities	46,804	47,822
Noncurrent operating lease liabilities	1,810	1,935
Other long-term liabilities	2,263	2,453
Total liabilities	50,877	52,210

Redeemable noncontrolling interests	50,971	50,385

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	43	43
Additional paid-in capital	232,311	231,622
Accumulated deficit	(26,805)	(29,970)
Accumulated other comprehensive income	6,629	6,302
Total AXT, Inc. stockholders’ equity	215,710	211,529
Noncontrolling interests	20,841	18,317
Total stockholders’ equity	236,551	229,846
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$338,399	$332,441

AXT, Inc. First Quarter 2022 Results
April 28, 2022

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2022	2021
GAAP gross profit	$13,308	$11,536
Stock compensation expense	113	39
Non-GAAP gross profit	$13,421	$11,575

GAAP operating expenses	$9,609	$7,975
Stock compensation expense	975	777
Non-GAAP operating expenses	$8,634	$7,198

GAAP income from operations	$3,699	$3,561
Stock compensation expense	1,088	816
Non-GAAP income from operations	$4,787	$4,377

GAAP net income	$3,165	$3,425
Stock compensation expense	1,088	816
Non-GAAP net income	$4,253	$4,241

GAAP net income per diluted share	$0.07	$0.08
Stock compensation expense per diluted share	$0.03	$0.02
Non-GAAP net income per diluted share	$0.10	$0.10

Shares used to compute diluted net income per share	42,662	42,726